Borgers & Cutler CPAs PLLC
           12650 West 64th Avenue, Unit E504, Arvada, Colorado, 80004
                    Telephone: 303-888-2082 Fax: 303-463-5416


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549                                             June 3, 2013



Ladies and Gentlemen:

We have read the statements by Hinto Energy, Inc. included under Item 4.01of its Current Report on Form 8-K dated as of the date hereof and we agree with such statements as they relate to our firm.

This is to confirm that the client-auditor relationship between Hinto Energy, Inc. (Commission File No. 000-26317) and Borgers & Cutler CPAs PLLC has ceased.

Yours sincerely

/s/Borgers & Cutler CPA's PLLC
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Borgers & Cutler CPA's PLLC